Exhibit 99.1

News from Arch Coal, Inc.
FOR FURTHER INFORMATION:
Deck Slone (314) 994-2717
FOR IMMEDIATE RELEASE
Arch Coal Completes Acquisition of Jacobs Ranch
     ST. LOUIS (October 1, 2009) – Arch Coal, Inc. (NYSE:ACI) today announced that it has completed the acquisition of Rio Tinto’s Jacobs Ranch mine for a purchase price of approximately $764 million, which includes an estimate for working capital adjustments. In 2008, Jacobs Ranch produced 42.1 million tons of high-quality sub-bituminous coal for sale to U.S. power generators.
     “We are enthusiastic about completing the acquisition of Jacobs Ranch,” said Steven F. Leer, Arch’s chairman and chief executive officer. “This transaction further expands Arch’s size, scale and strategic position in the Powder River Basin – the largest, fastest growing and most cost-competitive coal supply region in the nation. Arch plans to integrate Jacobs Ranch – which is the third largest coal mine in the United States based on 2008 production – into the company’s existing Black Thunder mine, creating what we believe will be the largest single coal-mining complex in the world.”
     The acquisition includes 381 million tons of low-cost, low-sulfur coal reserves (as of Dec. 31, 2008) that are contiguous to Arch’s Black Thunder mine. Other assets acquired in the transaction consist of a high-speed rail loadout, an overland conveyor and near-pit crushing system, a 120-cubic-yard dragline, eight large electric shovels, more than 40 large haul trucks and a dedicated and experienced workforce. Additionally, Jacobs Ranch has 35 million tons of production committed and priced in 2010 – and 21 million tons of production committed and priced in 2011 – under existing sales contracts.
     “Jacobs Ranch is the perfect addition to Arch’s flagship Black Thunder operation as the mines share a six mile property line and have adjacent mining facilities along with complementary pit operations,” said Leer. “In many respects, Jacobs Ranch already exemplifies Arch’s existing operations in the PRB – a low-cost, highly productive mine with little geologic risk, a low level of legacy liabilities and an impressive safety and environmental stewardship record. Thus, the integration of Jacobs Ranch into Black Thunder will build upon Arch’s strong foundation and allow the combined mine to realize substantial operational and financial synergies.”
     Once integrated, the enhanced Black Thunder mine will control six draglines, 22 shovels, more than 130 haul trucks, three rail loadouts and 20 train landing spots. The combined mine also will have assigned coal reserves of 1.6 billion tons (as of Dec. 31, 2008) and productive capacity of more than 140 million tons per year should market conditions warrant.
     Arch estimates synergies from the transaction of between $45 million and $55 million annually, beginning in 2010. Arch’s past experience with the 2004 acquisition of the North Rochelle mine and its integration into Black Thunder suggests that these synergies are readily achievable.
     Roughly half of the synergies represent operational cost savings, including mining sequence changes to capitalize on the common property line, shorter truck haulage distances, optimization of the combined mine’s three rail loadouts, equipment rationalization, elimination of redundant facilities as well as purchasing and warehousing efficiencies, among others.

     The remaining synergies relate to administrative cost savings as well as enhanced coal-blending opportunities. Administrative cost savings include the elimination of duplicative job positions and overhead fees, reduced costs due to Arch’s ability to self-bond its reclamation liability and the elimination of fees from inter-company leasing arrangements. Coal-blending opportunities include providing a more diverse blend of products to customers in the power generation industry. Additionally, reduced future net capital requirements are expected due to optimizing the combined equipment fleet.
     “We believe this acquisition creates substantial value for our employees, our customers and our shareholders,” said Leer. “We are working with the dedicated mining professionals at Jacobs Ranch to achieve a swift and successful integration of the complex. As of today, we have begun executing our integration plan and expect it to be completed by year’s end. The enhanced Black Thunder complex will further strengthen Arch’s reputation as a preferred, low-cost energy supplier to our nation’s largest power generators.”
     At the time the acquisition was announced on Mar. 9, 2009, Black Thunder and Jacobs Ranch employed approximately 1,815 people, excluding support personnel. At closing on Oct. 1, 2009, the combined mining complex will operate with 115 fewer positions (70 hourly and 45 salaried), and will employ a total of approximately 1,700 people. Outright layoffs were minimized – totaling less than 15 employees – as a majority of the workforce reduction occurred through natural attrition since the announcement of the deal or through retention of salaried employees by Rio Tinto Energy America.
     Arch financed the acquisition with a combination of new debt and equity offerings completed in August. “Arch’s successful capital markets transactions executed last month helped to pre-finance the Jacobs Ranch transaction – and have left our balance sheet on solid footing to pursue further growth opportunities in the current marketplace, should the potential arise,” added Leer.
     In the fourth quarter of 2009, Arch expects to record roughly $8 million in one-time acquisition-related expenses related to severance costs, advisory and legal fees as well as other costs from the integration of the operations.
     Since the process of valuing the acquired assets and liabilities and allocating the purchase price has just begun, Arch currently anticipates providing revised earnings guidance for full year 2009 in the company’s third quarter 2009 earnings release and conference call scheduled for October 30. In addition, Arch expects to provide guidance on 2010 total company sales volumes, earnings and capital expenditure plans in the fourth quarter 2009 earnings release, typically scheduled for late January.
     St. Louis-based Arch Coal is the second largest U.S. coal producer. Through its national network of mines, Arch supplies cleaner-burning, low-sulfur coal to U.S. power producers to fuel roughly 8 percent of the nation’s electricity. The company also ships coal to domestic and international steel manufacturers as well as international power producers.
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Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.